Exhibit 99.1

STR HOLDINGS, INC. REPORTS SECOND QUARTER 2012 RESULTS

ENFIELD, Conn. — Aug 8, 2012 — STR Holdings, Inc. (NYSE: STRI) today announced its financial results for the second quarter and six months ended June 30, 2012.

Second Quarter 2012 Financial Summary:

•                  Net sales of $25.1 million

•                  Diluted GAAP loss per share from continuing operations of $(0.06); Diluted non-GAAP EPS from continuing operations of $0.00

•                  Operating cash flow from continuing operations of $8.1 million; Free cash flow from continuing operations of $4.3 million

•                  Finished the quarter with $72.2 million in cash and no debt

Financial Results

Net sales for the quarter ended June 30, 2012 were $25.1 million. This represents a decline of 19.2% sequentially and 65.0% from Q2 2011. On a sequential basis, the decline was driven primarily by a 16.6% volume decline and a 2.0% decline in average selling price (ASP). On a year-over-year basis, volume declined 53.0% and ASP declined 20.7%.

“The sequential volume decline was mainly the result of softer-than-anticipated demand from our customer base,” said Robert S. Yorgensen, STR’s President and Chief Executive Officer. “While we are not yet aligned with certain Chinese module manufacturers who are driving global volume growth, our continuing cost-reduction efforts enabled us to achieve the low end of our second quarter non-GAAP EPS guidance range.”

Gross profit for the second quarter of 2012 was $1.6 million, or 6.3% of sales, compared to $2.0 million, or 6.4% of sales, from the first quarter of 2012. The Company was able to maintain gross margin despite lower sales as a result of its successful cost-reduction efforts, which decreased our cost per square meter sold by 3% sequentially.

Selling, general and administrative expenses for the second quarter of 2012 were $6.7 million compared to $7.7 million in the first quarter of 2012. The reduction was driven by lower labor and incentive compensation expense and lower professional fees. Together, these more than offset increased R&D and selling expenses.

During the second quarter, the Company reversed previously recorded bad debt expense as a result of cash collections of long-outstanding receivables from certain customers in Asia.

section of the Company’s website at www.strholdings.com. Investors accessing the live call by phone from the U.S. should dial 866-383-7989 and enter passcode: 53838118. Those calling from outside the U.S. should dial 617-597-5328 and use the same passcode.  A telephone replay will be available approximately two hours after the call concludes through Wednesday, August 15, 2012 by dialing 888-286-8010 from the U.S., or 617-801-6888 from international locations, and entering passcode: 24636063. The webcast and presentation will be archived on the Company’s website for one year.

About STR Holdings, Inc.

STR Holdings, Inc. is a leading global provider of high quality, superior performance encapsulants to the photovoltaic module industry. Further information about STR Holdings, Inc. can be obtained via the Company’s website at www.strholdings.com.

Forward-Looking Statements

This press release and any oral statement made in respect of the information in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to inherent risks and uncertainties. These forward-looking statements present the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business and are based on assumptions that the Company has made in light of its industry experience and perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances. However, these forward-looking statements are not guarantees of future performance or financial or operating results. In addition to the risks and uncertainties discussed in this press release, the Company faces risks and uncertainties that include, but are not limited to, the following: (i) technological changes in the solar energy industry or the Company’s failure to develop and introduce or integrate new technologies could render its encapsulants uncompetitive or obsolete, particularly in China; (ii) excess capacity in the solar supply chain; (iii) its ability to increase its market share; (iv) demand for solar energy in general and solar modules in particular; (v) the timing and effects of the implementation of government incentives and policies for renewable energy, primarily in China and the United States; (vi) the effects of the announced reductions to solar incentives in Germany and Italy; (vii) the extent to which it may be required to write-off accounts receivable, inventory or intangible assets; (viii) product pricing pressures and other competitive factors; (ix) customer concentration in its business and its relationships with key customers; (x) its ability to protect its intellectual property; (xi) volatility in commodity costs, such as resin or paper used in its encapsulants, and its ability to successfully manage any increases in these commodity costs; (xii) its dependence on a limited number of third party suppliers for raw materials for its encapsulants and materials used in its processes; (xiii) operating new manufacturing facilities and increasing production capacity at existing facilities; (xiv) its reliance on vendors and potential supply chain disruptions, including those resulting from bankruptcy filings by customers or vendors; (xv) potential product performance matters and product liability; (xvi) the extent and duration of the current downturn in the global economy; (xvii) the impact negative credit markets may have on the Company or its customers or suppliers; (xviii) the impact of changes in foreign currency exchange rates on financial results, and the geographic distribution of revenues and earnings; (xix) maintaining sufficient liquidity in order to fund future profitable growth and long-term vitality; (xx)

Net loss from continuing operations for the second quarter of 2012 was $(2.4) million, or $(0.06) per diluted share. This compares to a net loss from continuing operations of $(82.1) million, or $(2.00) per diluted share, for the first quarter of 2012 and net earnings from continuing operations of $11.2 million, or $0.27 per diluted share, for the second quarter of 2011.  The first quarter of 2012 was negatively impacted by a non-cash goodwill impairment of $82.5 million.

Non-GAAP net earnings from continuing operations for the second quarter of 2012, which excludes certain tax-effected adjustments (as disclosed following the non-GAAP reconciliation table at the end of this press release) was $0.0 million, or $0.00 per diluted share. This compares to non-GAAP net earnings from continuing operations of $2.9 million, or $0.07 per diluted share, for the first quarter of 2012 and non-GAAP net earnings from continuing operations of $12.0 million, or $0.28 per diluted share, for the second quarter of 2011.

The Company’s first quarter earnings include pretax income of $7.2 million from the settlement of its trade secret misappropriation case.

Balance Sheet and Liquidity

During the second quarter of 2012, the Company generated $8.1 million in operating cash flow from continuing operations, including improvements to working capital, mainly from reduced accounts receivable and raw material inventory. Free cash flow from continuing operations was $4.3 million. The Company finished the quarter with $72.2 million of cash and no debt.

“We continued to generate cash and strengthen our balance sheet despite challenging market conditions,” stated Barry A. Morris, STR’s Executive Vice President and Chief Financial Officer. “We believe our healthy balance sheet and continued focus on cost reduction position us well to pursue our strategic objectives.”

Guidance

The Company today provided guidance for the third quarter and updated its full-year 2012 guidance as follows:

Amounts in millions, except per share amounts

Quarter ending September 30, 2012	Low	High
Net sales	$23.0	$25.0
Diluted non-GAAP EPS	$(0.03)	$0.00

Year ending December 31, 2012	Low	High
Net sales	$102.0	$108.0
Diluted non-GAAP EPS	$0.01	$0.07

Second Quarter Conference Call and Presentation

The Company will discuss its financial results and guidance in a conference call today at 4:30 p.m. ET. A live webcast of the conference call and presentation will be available through the Investor Relations outcomes of litigation and regulatory actions; and (xxi) the other risks and uncertainties described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent periodic reports on Forms 10-K, 10-Q and 8-K. You are urged to carefully review and consider the disclosure found in the Company’s filings which are available on http://www.sec.gov or http://www.strholdings.com. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove to be incorrect, actual results may vary materially from those projected in these forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

STR Holdings, Inc.

Joseph C. Radziewicz

Controller and Principal Accounting Officer

+1 (860) 758-7325

joseph.radziewicz@strholdings.com

STR Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

All amounts in thousands except shares and per share amounts

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$25,119	$71,677	$56,202	$139,655
Cost of sales	23,534	46,799	52,617	86,492

Gross profit	1,585	24,878	3,585	53,163

Selling, general and administrative expenses	6,708	7,406	14,454	14,828
(Recovery) provision for bad debt expense	(1,156)	802	450	1,041
Goodwill impairment	—	—	82,524	—

Operating (loss) income	(3,967)	16,670	(93,843)	37,294

Other income (expense)	71	(263)	6,841	(279)
(Loss) earnings from continuing operations before income tax (benefit) expense	(3,896)	16,407	(87,002)	37,015
Income tax (benefit) expense from continuing operations	(1,475)	5,233	(2,450)	11,783
Net (loss) earnings from continuing operations	$(2,421)	$11,174	$(84,552)	$25,232

Discontinued operations:
Loss from discontinued operations before income tax benefit	—	(1,985)	—	(6,543)
Income tax benefit from discontinued operations	—	(521)	—	(1,861)
Net loss from discontinued operations	$—	$(1,464)	$—	$(4,682)

Net (loss) earnings	$(2,421)	$9,710	$(84,552)	$20,550

GAAP net (loss) earnings per share:
Basic from continuing operations	$(0.06)	$0.27	$(2.05)	$0.62
Basic from discontinued operations	—	(0.03)	—	(0.12)
Total basic GAAP net (loss) earnings per share	$(0.06)	$0.24	$(2.05)	$0.50

Diluted from continuing operations	$(0.06)	$0.27	$(2.05)	$0.60
Diluted from discontinued operations	—	(0.04)	—	(0.11)
Total diluted GAAP net (loss) earnings per share	$(0.06)	$0.23	$(2.05)	$0.49

(1) Non-GAAP net earnings (loss) per share:
Basic from continuing operations	$—	$0.29	$0.07	$0.66
Basic from discontinued operations	—	(0.02)	—	(0.09)
Total basic non-GAAP net earnings per share	$—	$0.27	$0.07	$0.57

Diluted from continuing operations	$—	$0.28	$0.07	$0.64
Diluted from discontinued operations	—	(0.01)	—	(0.08)
Total diluted non-GAAP net earnings per share	$—	$0.27	$0.07	$0.56

Weighted-average common shares outstanding:
Basic shares outstanding GAAP	41,287,338	40,882,026	41,239,316	40,821,482
(2) Diluted shares outstanding GAAP	41,287,338	42,012,274	41,239,316	42,129,184
Stock options	—	—	—	—
Restricted common stock	284	—	130	—
(2) Diluted shares outstanding non-GAAP	41,287,622	42,012,274	41,239,446	42,129,184

(1) Please refer to the reconciliation of Non-GAAP measures included in this press release.

(2) Please refer to the reconciliation of diluted shares outstanding for non-GAAP net earnings per share included in this press release.

STR Holdings, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

All amounts in thousands

	June 30, 2012	December 31, 2011
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$72,191	$58,794
Accounts receivable, net	11,464	14,535
Inventories	15,039	28,809
Other current assets	8,599	8,168
Total current assets	107,293	110,306

Property, plant and equipment, net	68,660	63,474
Intangible assets, net	139,696	143,912
Goodwill	—	82,524
Other noncurrent assets	1,940	1,875
Total assets	$317,589	$402,091

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,396	$4,647
Accrued liabilities	8,486	9,445
Income taxes payable	5,046	6,735
Total current liabilities	20,928	20,827

Deferred tax liabilities	46,165	48,585
Other long-term liabilities	2,121	2,174
Total liabilities	69,214	71,586

STOCKHOLDERS’ EQUITY
Stockholders’ equity	248,375	330,505
Total liabilities and stockholders’ equity	$317,589	$402,091

STR Holdings, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

All amounts in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net (loss) earnings	$(2,421)	$9,710	$(84,552)	$20,550
Net loss from discontinued operations	—	1,464	—	4,682
Net (loss) earnings from continuing operations	(2,421)	11,174	(84,552)	25,232
Adjustments to reconcile net (loss) earnings to net cash provided by operating activities:
Depreciation	2,277	1,935	4,115	3,793
Goodwill impairment	—	—	82,524	—
Amortization of intangibles	2,108	2,108	4,216	4,216
Amortization of deferred financing costs	81	331	163	663
Stock-based compensation expense	1,504	1,100	2,978	2,200
(Recovery) provision for bad debt expense	(1,156)	802	450	1,041
Deferred income tax benefit	(288)	(266)	(1,811)	(580)
Changes in operating assets and liabilities	5,848	(11,731)	21,099	(34,723)
Other, net	195	(986)	115	1,987
Net cash provided by continuing operations	8,148	4,467	29,297	3,829
Net cash used in discontinued operations	(676)	(664)	(5,786)	(1,952)
Net cash provided by operating activites	$7,472	$3,803	$23,511	$1,877

INVESTING ACTIVITIES
Capital expenditures	$(3,887)	$(9,417)	$(9,425)	$(14,535)
Net cash used in continuing operations	(3,887)	(9,417)	(9,425)	(14,535)
Net cash used in discontinued operations	—	(1,345)	—	(1,993)
Net cash used in investing activities	$(3,887)	$(10,762)	$(9,425)	$(16,528)

FINANCING ACTIVITIES
Net cash provided by continuing operations	$14	$111	$25	$673
Net cash used in discontinued operations	—	(462)	—	(925)
Net cash provided by (used in) financing activities	$14	$(351)	$25	$(252)

Effect of exchange rate changes on cash	(1,632)	1,460	(714)	3,650

Net increase (decrease) in cash and cash equivalents	1,967	(5,850)	13,397	(11,253)
Cash and cash equivalents, beginning of period	70,224	101,227	58,794	106,630
Cash and cash equivalents, end of period	$72,191	$95,377	$72,191	$95,377
Less cash and cash equivalents of discontinued operations, end of period	—	8,297	—	8,297
Cash and cash equivalents from continuing operations, end of period	$72,191	$87,080	$72,191	$87,080

* Free cash flow from continuing operations	$4,261	$(4,950)	$19,872	$(10,706)

* Please refer to the reconciliation of non-GAAP measures included in this press release.

STR Holdings, Inc.

RECONCILIATION OF NON-GAAP MEASURES

All amounts in thousands except shares and per share amounts

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Non-GAAP Earnings Per Share
Net (loss) earnings from continuing operations	$(2,421)	$11,174	$(84,552)	$25,232
Adjustments to net (loss) earnings from continuing operations:
Amortization of intangibles	2,108	2,108	4,216	4,216
Amortization of deferred financing costs	81	331	163	663
Stock-based compensation expense	1,504	1,100	2,978	2,200
Goodwill impairment	—	—	82,524	—
Interest expense from prior credit facilities	—	(2,487)	—	(4,977)
Tax effect of non-GAAP adjustments	(1,201)	(253)	(2,385)	(504)
Non-GAAP net earnings from continuing operations	$71	$11,973	$2,944	$26,830

Non-GAAP net earnings per share:
Basic from continuing operations	$—	$0.29	$0.07	$0.66
Diluted from continuing operations	$—	$0.28	$0.07	$0.64

Weighted-average common shares outstanding:
Basic	41,287,338	40,882,026	41,239,316	40,821,482
(1) Diluted	41,287,622	42,012,274	41,239,446	42,129,184

(1) Please refer to the reconciliation of diluted shares outstanding for non-GAAP net earnings per share included in this press release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow from Continuing Operations
Cash flow from operations from continuing operations	$8,148	$4,467	$29,297	$3,829
Less:
Capital expenditures	(3,887)	(9,417)	(9,425)	(14,535)
Free cash flow	$4,261	$(4,950)	$19,872	$(10,706)

Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company uses non-GAAP financial measures to facilitate better understanding of its operating results. In this press release, there are two non-GAAP financial metrics mentioned: Non-GAAP earnings per share from continuing operations (EPS) and free cash flow from continuing operations as defined below:

Non-GAAP EPS: The Company believes that non-GAAP EPS from continuing operations provides meaningful supplemental information regarding its performance by excluding certain expenses that may not be indicative of the core business operating results and may help in comparing current period results with those of prior periods as well as with its peers.

Non-GAAP EPS from continuing operations is defined as net (loss) earnings from continuing operations not including the tax effected impact of deferred financing costs, stock-based compensation, intangible asset amortization expense, goodwill impairment, plus interest expense from prior credit facilities divided by the weighted-average common shares outstanding. Please refer to the Company’s Form 10-K filed with the SEC on March 14, 2012 for detailed discussion on these adjustments.

Although the Company uses non-GAAP EPS from continuing operations as a measure to assess the operating performance of its business, non-GAAP EPS from continuing operations has significant limitations as an analytical tool because it excludes certain material costs. Because non-GAAP EPS from continuing operations does not account for these expenses, its utility as a measure of its operating performance has material limitations. Because of these limitations, the Company does not view non-GAAP EPS from continuing operations in isolation and uses other metrics to measure operating performance such as, but not limited to, net sales, gross margin, operating (loss) income, adjusted EBITDA, and net (loss) earnings from continuing operations.

STR Holdings, Inc.

RECONCILIATION OF NON-GAAP SHARES OUTSTANDING

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Weighted-average shares outstanding
Basic shares outstanding GAAP	41,287,338	40,882,026	41,239,316	40,821,482
Diluted shares outstanding GAAP	41,287,338	42,012,274	41,239,316	42,129,184
Stock options	—	—	—	—
Restricted common stock	284	—	130	—
Diluted shares outstanding non-GAAP	41,287,622	42,012,274	41,239,446	42,129,184

Diluted GAAP Shares Outstanding: Due to a loss from continuing operations during the three and six months ended June 30, 2012, the diluted weighted-average common shares outstanding for purposes of our diluted GAAP loss per share EPS does not include 284 and 130 shares of unvested restricted common stock respectively, as these potential awards do not share in any loss generated by the Company and are anti-dilutive.

Free Cash Flow from Continuing Operations: The Company believes free cash flow from continuing operations is an important measure of its overall liquidity and its ability to fund future growth and provide a return to shareowners. Free cash flow is defined as operating cash flow from continuing operations excluding cash spent on capital expenditures. A limitation of using free cash flow versus the GAAP measure of cash provided by operating activities as a means for evaluating the Company’s business is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period.